EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3/A of Sinclair Broadcast Group, Inc. (the "Company") of our report dated March 22, 1996 relating to the financial statements of Kansas City TV 62 Limited Partnership, which appears in the Company's Form 8-K dated May 9, 1996 (filed May 17, 1996). We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ Price Waterhouse LLP
---------------------
Price Waterhouse LLP



Boston, Massachusetts
September 11, 1997